Exhibit 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE

This Severance Agreement and General Release (this “Severance Agreement”) is entered into as of January 29, 2020, by and between Realty Income Corporation (the “Company”), and Paul M. Meurer (hereinafter, the “Participant”).
Effective as of March 31, 2020 (the “Termination Date”), the Participant’s employment with the Company and its subsidiaries and affiliates shall terminate. During the period commencing on the date hereof and ending on the Termination Date (the “Transition Period”), the Participant shall be employed by the Company in the position of Senior Advisor, as an employee at will, at an annual base salary rate equal to the Participant’s annual base salary rate as in effect immediately prior to the date hereof. During the Transition Period, the Participant shall have such duties and responsibilities as may be assigned to him by the Chief Executive Officer of the Company from time to time and shall assist and cooperate with the Company with respect to the transition of the position of principal financial officer of the Company, as may be requested by the Company from time to time. The Participant acknowledges and agrees that he shall not be eligible to receive a bonus with respect to any portion of the Company’s 2020 fiscal year.
IN CONSIDERATION of the severance compensation as herein provided, to which the Participant is not otherwise entitled, the Participant does hereby unconditionally, irrevocably and absolutely release and discharge the Company, and any parent and subsidiary corporations, divisions and other affiliated entities, past and present, as well as its past and present directors, officers, employees, shareholders, agents, successors and assigns (collectively, “Released Parties”), from any and all loss, liability, claims, demands, causes of action, or suit of any type related directly or indirectly or in any way connected to the transactions or occurrences between the Participant and the Released Parties to date, to the fullest extent permitted by applicable law. This release includes, but is not limited to, any losses, liabilities, claims, demands, causes of action, known or unknown, suspected or unsuspected, arising directly out of or in any way related to the Participant’s employment with the Company, or the termination of the Participant’s employment.  This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, as well as alleged violations of the California Labor Code, any applicable California Industrial Welfare Commission order, the California Business and Professions Code, Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967, all as amended, and all claims for attorneys’ fees, costs and expenses. However, this release shall not apply to claims for workers’ compensation benefits or unemployment insurance benefits, any challenge made by the Participant to the validity of his release of claims under the Age Discrimination in Employment Act, or any other claims of the Participant that cannot, by statute, lawfully be waived by this Severance Agreement. The Participant is not waiving his rights to enforce this Severance Agreement, not waiving vested rights under any other agreement between the parties, not waiving indemnification and not waiving legal fees with respect thereto.
IN FURTHER CONSIDERATION THEREOF, the Participant hereby waives all rights he may have to any personal relief or recovery from any charge or complaint, for events or causes of action occurring or accruing on or before the Effective Date of this Severance Agreement, before any federal, state, or local administrative agency against the Released Parties, except as such waiver is prohibited by statutory provision. The Participant further waives all rights to file or join in any action before any federal, state, or local court against the Released Parties for any events or causes of action occurring or accruing on or before the Effective Date of this Severance Agreement. The Participant also acknowledges that he does not have any current charge or claim against the Released Parties pending before any local, state or federal agency regarding his employment. Except as prohibited by statutory provision, in the event that any claims are filed, they shall be dismissed with prejudice upon presentation of this Severance Agreement, and the Participant shall reimburse the Company for the costs, including reasonable attorneys’ fees, of defending any such action. The attorneys’ fee provision in the previous sentence shall not apply to any action by the Participant to challenge the enforceability of his waiver of rights under the Age Discrimination in Employment Act.
As consideration for entering into this Severance Agreement, the Participant shall receive the following severance compensation payable in accordance with the terms of Section 4.2 of that certain Realty Income Corporation Executive Severance Plan (as may be amended from time to time, the “Plan”):
a)    The total gross sum of one million five hundred ninety one thousand three hundred ninety three dollars ($1,591,393), payable in a lump sum, and subject to applicable withholdings;
b)    Continued group health insurance at the Company’s expense for the Participant and his dependents (if currently covered) through March 31, 2021, or until the Participant becomes covered under another group health insurance plan, whichever occurs first. The Participant shall immediately notify the Company upon becoming eligible for coverage under another group health insurance plan; and

c)    All then-outstanding unvested Company time-vesting restricted stock awards and time-vesting restricted stock unit awards (including, for clarity, those granted pursuant to this Agreement) held by the Participant on the Termination Date shall vest in full as of the Termination Date.
The Participant agrees that, on the Termination Date, the Participant will execute and deliver to the Company a supplemental release in the form of Exhibit A attached hereto (the “Supplemental Release”). Subject to and conditioned upon (i) Participant’s continued employment with the Company through the Termination Date, and (ii) the execution and non- revocation of the Supplemental Release, the Company will provide the Participant with the additional benefits set forth below in exchange for the Supplemental Release:
1)    The Participant shall receive, or has received, an additional gross sum equal to one million eighty seven thousand one hundred twenty five dollars ($1,087,125) in respect of the Participant’s annual cash bonus for the Company’s 2019 fiscal year, payable no later than March 15, 2020 in a lump sum and an award of time-based restricted stock in respect of the Participant’s annual 2019 equity grant covering a number of shares of the Company’s common stock equal to three hundred fifty seven thousand seven hundred fifty dollars ($357,750) divided by the closing price of a share of the Company’s common stock on the date of grant, rounded down to the nearest whole share, to be granted at the time such grants are made to other executives of the Company generally, but no later than March 15, 2020, each subject to applicable withholdings; and
2)    Solely with respect to that certain performance share award granted to the Participant pursuant to that certain Performance Share Award Agreement dated as of February 16, 2018, the number of Performance Shares (as defined therein) that Vest (as defined therein) and become payable thereunder as of the Termination Date shall equal the number of shares that performance vest pursuant to Section 2.2(a) of such Performance Share Award Agreement, based on the Company’s achievement of applicable performance goals as of the Termination Date (without regard to pro-ration).
Except as set forth in this Severance Agreement, or as otherwise mandated by applicable law, the Participant shall not be entitled to any benefits as an employee or former employee of the Company.
As a condition of the foregoing payments and benefits, the Participant agrees to preserve the confidentiality of all trade secrets and other confidential information of the Released Parties, and will not now or in the future disrupt, damage, impair or interfere with the business of the Released Parties, whether by way of using or disclosing the Released Parties’ trade secrets and confidential information to compete against them, interfering with or raiding their employees, or otherwise unlawfully disrupting their relationships with customers, agents, representatives or vendors. The Participant agrees to comply, in all respects, with the any confidentiality, non-solicitation, and other restrictive covenants with respect to which the Participant is bound pursuant to any agreement with the Company and/or any of its subsidiaries (including the the Participant’s Participation Agreement under the Plan). Notwithstanding the foregoing, nothing in this Severance Agreement is intended to or shall prevent the Participant from communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the Participant’s attorney or in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this Severance Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b).
The Participant agrees that, from and after the date of this Severance Agreement, he will not make any statement, publicly or privately, which disparages or would reasonably be expected to disparage the Company, any of its subsidiaries or affiliates or any of their respective employees, officers or directors. The Company agrees that, from and after the date of this Severance Agreement, the Company will not in public statements on behalf of and made in the name of the Company make any statement which disparages or would reasonably be expected to disparage the Participant, and agrees to instruct its senior officers (senior vice presidents and above) and directors, from and after the date of this Severance Agreement, not to make any statement, publicly or privately, which disparages or would reasonably be expected to disparage the Participant.
The Participant agrees to cooperate with the Company in accomplishing a smooth and orderly transition in the transfer of responsibilities of the Participant to other employees of the Company, particularly including pending matters of which the Participant has the principal knowledge and background information.  In this regard, the Participant agrees to respond in a timely fashion to the questions which may be presented occasionally by the Company.  Such cooperation and responses shall not entitle the Participant to any additional compensation beyond the severance compensation specified herein above, so long as such cooperation and responses do not unreasonably interfere with the Participant’s other gainful employment or efforts to secure gainful employment.

By signing this Severance Agreement, the Participant represents, warrants and agrees as follows:
(1)    The Participant has carefully read this Severance Agreement and understands all of its respective terms.

(2)    The Participant does expressly waive all of the benefits and rights granted to him pursuant to California Civil Code Section 1542, which provides and reads as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
The Participant does certify that he has read all of this Severance Agreement and the quoted Civil Code Section, and that he fully understands all of the same, and that he has been given the opportunity, if he desires, to review the terms of this Severance Agreement and with counsel of his choosing.
(3)    The Participant expressly declares and represents that no promise, inducement or agreement not herein expressed has been made to him and that this Severance Agreement contains the entire agreement between the parties concerning the subject matter of this Severance Agreement and supersedes all prior negotiations, discussions or agreements relating to the subject matter of this Severance Agreement; provided, however, that the Plan is incorporated and made a part of this Severance Agreement and remains in full force and effect.
(4)    The Participant agrees that this Severance Agreement may be pled as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be prosecuted, instituted or attempted by the Participant in breach hereof. The Participant further agrees that in the event an action or proceeding is instituted by the Participant or the Company or any party released hereby in order to enforce the terms or provisions hereof, the prevailing party shall be entitled to an award of reasonable costs and attorneys’ fees. This attorneys’ fee provision shall not apply to an action brought by the Participant to challenge the enforceability of his waiver of rights under the Age Discrimination in Employment Act.
(5)     The parties agree that this Severance Agreement shall bind the Participant, his heirs, successors, agents, representatives and assigns, and each of them, and shall inure to the benefit of the successors and assigns of the respective parties hereto.
(6)    The Participant has signed this Severance Agreement knowingly and voluntarily, and no promises or representations have been made to him to induce him to sign this Severance Agreement.
(7)    If the Participant is under age 40 as of the date he signs this Severance Agreement, he understands that the acceptance procedures of this Paragraph 7 apply to him. The Participant understands that he may take up to twenty-one (21) days to sign this Severance Agreement and the Severance Agreement shall be effective immediately upon the date of his signature (“Effective Date”).
(8)    If the Participant is age 40 or over as of the date he signs this Severance Agreement, he understands that the acceptance procedures of this Paragraph 8 apply to him. The Participant acknowledges and agrees that: a) he has been advised to consult with an attorney before executing this Severance Agreement; b) he has been given at least twenty-one (21) days to consider and sign this Severance Agreement; c) the Participant may revoke his acceptance of this Severance Agreement within seven days after he signs it by delivering a written revocation to the Senior Vice President, Human Resources of the Company so that such written revocation is received by no later than the seventh day; d) this Severance Agreement shall not be binding and enforceable until the eighth day after the Participant signs this Severance Agreement without revoking it (“Effective Date”); and e) this Severance Agreement does not waive or release any rights or claims that the Participant may have under the Age Discrimination in Employment Act that arise after execution of this Severance Agreement.
IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement and General Release as of the date first above written.

REALTY INCOME CORPORATION:		PARTICIPANT

By:	/s/ Michael R. Pfeiffer	By:	/s/ Paul M. Meurer
	Michael R. Pfeiffer		Paul M. Meurer
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT A

SUPPLEMENTAL GENERAL RELEASE

WHEREAS, Realty Income Corporation (the “Company”) and Paul M. Meurer (the “Participant”) entered into that certain Severance Agreement and General Release, dated as of March 31, 2020 (the “Severance Agreement”), setting forth their respective obligations to one another;
WHEREAS, pursuant to the Severance Agreement, the Participant agreed to execute a Supplemental Release following the termination of his employment with the Company as a condition to receiving the certain additional benefits under the Severance Agreement.
THEREFORE, the Participant hereby executes this Supplemental General Release (this “Release”) as part of the consideration for the agreements, payments and other consideration provided in the Severance Agreement.
In consideration of certain additional benefits set forth in the Severance, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Participant does hereby unconditionally, irrevocably and absolutely release and discharge the Company, and any parent and subsidiary corporations, divisions and other affiliated entities, past and present, as well as its past and present directors, officers, employees, shareholders, agents, successors and assigns (collectively, “Released Parties”), from any and all loss, liability, claims, demands, causes of action, or suit of any type related directly or indirectly or in any way connected to the transactions or occurrences between the Participant and the Released Parties to date, to the fullest extent permitted by applicable law. This release includes, but is not limited to, any losses, liabilities, claims, demands, causes of action, known or unknown, suspected or unsuspected, arising directly out of or in any way related to the Participant’s employment with the Company, or the termination of the Participant’s employment.  This release is intended to have the broadest possible application and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims, as well as alleged violations of the California Labor Code, any applicable California Industrial Welfare Commission order, the California Business and Professions Code, Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967, all as amended, and all claims for attorneys’ fees, costs and expenses. This release shall not apply to claims for workers’ compensation benefits or unemployment insurance benefits, any challenge made by the Participant to the validity of his release of claims under the Age Discrimination in Employment Act, or any other claims of the Participant that cannot, by statute, lawfully be waived by this Release. The Participant is not waiving his rights to enforce the Severance Agreement, not waiving vested rights under any other agreement between the parties, not waiving indemnification and not waiving legal fees with respect thereto. The Participant hereby waives all rights he may have to any personal relief or recovery from any charge or complaint, for events or causes of action occurring or accruing on or before the Effective Date of this Release, before any federal, state, or local administrative agency against the Released Parties, except as such waiver is prohibited by statutory provision.
The Participant further waives all rights to file or join in any action before any federal, state, or local court against the Released Parties for any events or causes of action occurring or accruing on or before the Effective Date of this Release. The Participant also acknowledges that he does not have any current charge or claim against the Released Parties pending before any local, state or federal agency regarding his employment. Except as prohibited by statutory provision, in the event that any claims are filed, they shall be dismissed with prejudice upon presentation of this Release, and the Participant shall reimburse the Company for the costs, including reasonable attorneys’ fees, of defending any such action. The attorneys’ fee provision in the previous sentence shall not apply to any action by the Participant to challenge the enforceability of his waiver of rights under the Age Discrimination in Employment Act.
By signing this Release, the Participant represents, warrants and agrees as follows:
(1)    The Participant has carefully read this Release and understands all of its respective terms.
(2)    The Participant does expressly waive all of the benefits and rights granted to him pursuant to California Civil Code Section 1542, which provides and reads as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
The Participant does certify that he has read all of this Release and the quoted Civil Code Section, and that he fully understands all of the same, and that he has been given the opportunity, if he desires, to review the terms of this Release and with counsel of his choosing.

(3)    The Participant expressly declares and represents that no promise, inducement or agreement not herein expressed has been made to him and that this Release, together with the Severance Agreement and the Plan (as defined in the Severance Agreement) contain the entire agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations, discussions or agreements relating to the subject matter hereof.
(4)    The Participant agrees that this Release may be pled as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be prosecuted, instituted or attempted by the Participant in breach hereof. The Participant further agrees that in the event an action or proceeding is instituted by the Participant or the Company or any party released hereby in order to enforce the terms or provisions hereof, the prevailing party shall be entitled to an award of reasonable costs and attorneys’ fees. This attorneys’ fee provision shall not apply to an action brought by the Participant to challenge the enforceability of his waiver of rights under the Age Discrimination in Employment Act.
(5)     This Release shall bind the Participant, his heirs, successors, agents, representatives and assigns, and each of them, and shall inure to the benefit of the successors and assigns of the respective parties hereto.
(6)    The Participant has signed this Release knowingly and voluntarily, and no promises or representations have been made to him to induce him to sign this Release.
(7)    If the Participant is under age 40 as of the date he signs this Release, he understands that the acceptance procedures of this Paragraph 7 apply to him. The Participant understands that he may take up to twenty-one (21) days to sign this Release and the Release shall be effective immediately upon the date of his signature (“Effective Date”).
(8)    If the Participant is age 40 or over as of the date he signs this Release, he understands that the acceptance procedures of this Paragraph 8 apply to him. The Participant acknowledges and agrees that: a) he has been advised to consult with an attorney before executing this Release; b) he has been given at least twenty-one (21) days to consider and sign this Release; c) the Participant may revoke his acceptance of this Release within seven days after he signs it by delivering a written revocation to the Senior Vice President, Human Resources of the Company so that such written revocation is received by no later than the seventh day; d) this Release shall not be binding and enforceable until the eighth day after the Participant signs this Release without revoking it (“Effective Date”); and e) this Release does not waive or release any rights or claims that the Participant may have under the Age Discrimination in Employment Act that arise after execution of this Release.
IN WITNESS WHEREOF, the undersigned has executed this Supplemental General Release as of the date set forth below.

Dated: __________, 2020

PARTICIPANT

By:
Paul M. Meurer